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Presentation to Investors June 2010

Forward Looking Statements This document includes forward looking statements based on estimates and assumptions. Forward-looking statements include statements containing words such as "believes," "estimates," "anticipates," "continues," "contemplates," "expects," "may," "will," "could," "should" or "would" or other similar words or phrases. Forward-looking statements also include statements pertaining to: implications of current financial results on future financial performance, the Company's ability to achieve future cost savings, future investment requirements, revenue forecasts, EBITDA forecasts and sustainability of cost cutting measures. These statements, which are based on information currently available to us, are not guarantees of future performance and may involve risks and uncertainties that could cause our actual growth, results of operations, performance and business prospects, and opportunities to materially differ from those expressed in, or implied by, these statements. These forward-looking statements speak only as of the date on which the statements were made and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statement included in this document or elsewhere. These statements are subject to risks, uncertainties, and other factors, including, among others: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the inability to complete the Merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to consummation of the Merger; the failure of CCMP to obtain the necessary debt or equity financing; the failure of the Merger to close for any other reason; that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; the effect of the announcement of the Merger on our customer relationships, operating results and business generally; the ability to recognize the benefits of the Merger; the amount of the costs, fees, expenses and charges related to the Merger; and other risks detailed in our current filings with the SEC, including our most recent filings on Forms 10 Q and 10 K. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this document represent our views as of the date hereof, and it should not be assumed that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

Non-GAAP Financial Measures In addition to presenting results determined in accordance with generally accepted accounting principles, or GAAP, this release also presents non-GAAP financial measures. Investors are referred to the tables included in the appendix of this presentation for a reconciliation of these non-GAAP measures to GAAP financial measures. Management considers GAAP and non-GAAP financial measures in evaluating the operating performance of the Company. EBITDA is commonly used as an analytical indicator within infoGROUP's industry. Adjusted EBITDA, adjusted earnings per share, gross profit, change in working capital, adjusted unlevered free cash flow, non-GAAP selling, general and administrative expenses, and non-GAAP operating income exclude items that management believes result from events that are not recurring and are not part of on-going operations. Management believes these non-GAAP financial measures also provide useful supplemental information to investors in evaluating the aggregate performance of the Company's operating businesses. All companies do not calculate non-GAAP measures in the same manner and the non-GAAP financial measures presented in this press release may not be comparable to similar measures used by other companies. Non-GAAP measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. You should not consider non-GAAP financial measures in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

Additional Information About the Transaction In connection with the Merger, infoGroup has filed a definitive proxy statement and other relevant documents concerning the transaction with the SEC. STOCKHOLDERS OF infoGROUP ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the definitive proxy statement and other documents in the SEC's public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1 800 SEC 0330 for further information on the public reference room. Copies of the definitive proxy statement and other documents infoGroup files with the SEC may also be obtained by mail, upon payment of the SEC's customary fees, by writing to the SEC's principal office at 100 F Street, NE, Washington D.C. 20549. Our SEC filings, including the definitive proxy statement, are also available to the public, free of charge, at the SEC's website at http://www.sec.gov. You also may obtain free copies of the documents infoGroup files with the SEC by going to the "Financial Information" subsection of our "Investors Relations" section of our website at http://ir.infogroup.com/sec.cfm. Our website address is provided as an inactive textual reference only. Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of infoGroup in connection with the transaction, and their interests in the solicitation, is set forth in the definitive proxy statement that was filed by infoGroup with the SEC on May 28, 2010.

infoGROUP's M&A Committee is independent and focused on best interests of ALL stockholders Board has determined that $8.00 per share represents full, fair and immediate value M&A Committee conducted thorough sale and go-shop processes Process followed and was a result of a comprehensive review of strategic alternatives Risk of material decline in Company's share price if the Merger does not close 1 Board Has Unanimously Recommended Stockholders Vote FOR Proposed Transaction

Improved Governance with Additional Independent Directors Gary Morin (10/30/08) - Former EVP and CFO for Lexmark International, Inc. Roger Siboni (1/14/09) - Former Chairman and CEO of Epiphany; former deputy Chairman and COO at KPMG; Chairman of the Board of Directors of infoGROUP (appointed 7/31/09) Thomas L. Thomas (1/14/09) - Former President and COO of GXS, Inc., a provider of B2B technology Lee Roberts (10/19/09) - Former Chairman and CEO of FileNET, a provider of enterprise content and business process management; Former GM of Content Management at IBM Established an independent M&A Committee in January 2009 comprised of the board members above (with Lee Roberts joining in October 2009) All M&A Committee members joined the Board of Directors after most of the management and Board changes (including the removal of Mr. Gupta as CEO) in 2008 M&A Committee hired legal and financial advisors Gupta excluded from M&A Committee so as not to taint the independence of the process All M&A Committee meetings were conducted without Gupta Limited information provided to Gupta Board further underscored its independence by: Eliminating dividend in January 2009, demonstrating that the Board was acting in the best interest of all stockholders Gupta previously had annual income of more than $7 million from dividend payments 2 infoGroup Board Took the Right Steps for ALL Stockholders

Transaction Overview 3 $8.00 per share cash consideration Purchase Price CCMP has invested approximately $12 billion in buyout and growth equity since 1984 Spun off from JP Morgan in 2006 as CCMP Capital Advisors, LLC Latest fund, CCMP Capital Investors II, L.P., closed in September 2007 with commitments of $3.4 billion Announced in 2009 that Richard Zannino, former CEO of Dow Jones Company, joined CCMP as a Managing Director Buyer Profile Source of Funds ($ in millions) Use of Funds Source: Proxy Statement filed as of May 28, 2010 (1) $50 million revolving credit facility unfunded at closing. (2) Estimated by CCMP based upon an estimated closing date. Note that Non-GAAP net debt as of 3/31/10 was $163.3 million. Please see reconciliation of GAAP to Non-GAAP net debt in the Appendix. (3) Estimated by CCMP; may be significantly higher.

Directed the Company to implement cost savings Realized significant cost-savings - in excess of $25 million in 2009 alone Formalized management budgeting process and considered strategic alternatives Attempted to bring focus to core strengths and growth imperatives Divested Macro International in March 2009 Began to implement business review process Management budgeting process put in place Professional approach to investor relations process put in place Increased dialogue and transparency 4 Independent Directors and Management Led Significant Progress in Turnaround

Evaluation of strategic alternatives, including remaining independent, began in December 2008 - CCMP transaction announced on March 8, 2010 Committee appointed January 2009 Generally met weekly throughout the process Pursued sale process in Q4 2009 only after extensive analysis, significant recovery in share price and strengthening of credit and equity markets during Q2 and Q3 of 2009 M&A Committee unanimously determined and recommended to the Board that a sale was in the best interests of the Company and its stockholders Unanimous Board approval to pursue sale, and the resultant transaction Based on determination that the transaction was in the best interests of the Company and its stockholders 5 Extensive and Thorough Board Process

M&A Committee managed the bid process to obtain the highest price available Engaged more than 50 potential strategic and financial buyers Over 30 parties executed confidentiality agreements 11 parties submitted preliminary proposals All were invited to continue more detailed due diligence 9 of the 11 parties did not submit final proposals to acquire the company - reasons included: Inability to submit offer at or above market price ($7.62 at the time) Less favorable view relative to management's financial plan and view of future growth prospects absent a material transformation of, and investment in, the business, with an associated high degree of execution risk Lack of comfort with the Company's financial and strategic plans put forth by management given the perceived insufficient supporting detail and inadequate historical data Increasingly competitive landscape with significantly reduced barriers to entry Disparate nature of the Company's portfolio of products and services A perceived need for significant senior management changes Limited bank financing available for an acquisition of infoGROUP Two parties submitted final proposals to acquire the Company, including draft merger agreements, debt and equity financing commitments, etc. The infoGROUP Board and its advisors determined that CCMP Capital's proposal was superior to the alternative in terms of price and other material terms 6 Robust Sale Process Included both Strategic and Financial Parties

On February 12, 2010, CCMP Capital submitted a proposal to acquire all of the Company's outstanding common stock at a price of $8.40 per share Following negotiations, CCMP Capital raised its proposed price to $8.50 per share, and then subsequently to $8.60 per share Between February 18 and March 4, as part of CCMP Capital's confirmatory due diligence investigation, the firm held discussions with company management to review year to date preliminary results through February 2010 On March 4, CCMP Capital lowered its proposed price to $7.60 per share and highlighted the following reasons for the reduced bid: YTD financial results were materially below 2010 budget, including the underperformance of the software solutions division of Infogroup Interactive Limited evidence to support the Company's ability to achieve the budget The final debt commitment package received from Bank of America was materially different than the original debt commitment package provided at the time of submission of CCMP's original bid on February 12 as a result of Bank of America completing its due diligence and receiving final internal approval Notably, the amount of funded debt was reduced from $350mm to $315mm and the definition of Adjusted EBITDA was unfavorably changed 7 Background on CCMP Capital Offer

The M&A Committee terminated all discussions with CCMP as a result of the price reduction On March 6, CCMP contacted Evercore to indicate an increase in their proposed price to $7.80 Again, CCMP was told the offer price was insufficient to reengage On March 7, CCMP indicated to Evercore that it might be willing to consider a limited "go shop" period Negotiations were held with CCMP to raise its revised bid to $8.00 per share and allow the Company to pursue a 21-day "go shop" period CCMP accepted 8 Background on CCMP Capital Offer (cont'd)

Company actively solicited superior offers for 21 days following the CCMP announcement The go-shop period confirmed that the CCMP transaction is the best available offer for infoGROUP All 10 parties (other than CCMP) that submitted preliminary proposals were contacted, and others who expressed unsolicited interest were invited to participate No additional proposals were received 9 Go-Shop Process to Maximize Value

Recent financial underperformance Revenue declined year over year by 6% in 2008 and 15% in 2009, as adjusted for full- year impact of acquisitions Since January 2009, the Company had missed its revenue budget during each reported fiscal period, including YTD through February Non-GAAP Adjusted EBITDA shortfall was 13% YTD through February versus budget, and implications of such shortfall on a heavily back-end loaded full-year budget Slowing growth and material budget shortfall YTD through February of the primary growth engine of the Company's digital data solutions strategy and the impact it would have on organic growth prospects Additional cost savings may be increasingly difficult to achieve and that without revenue growth, such reductions are the only avenue available for continued earnings growth Significant execution risks associated with the strategic plan Necessary changes to the management team at multiple levels Reorganization and consolidation of the Company's 31 independent operating units into a more manageable number of integrated units Required future investment in IT to manage the Company and deploy its products to customers Unification of product development function Increasing competition Many of the emerging competitors have a significant head start with providers and customers of digital data Reduced barriers to entry 10 Committee Considered Significant Operational Challenges

Historical and Projected Financial Performance ($ in millions) 11 Historical Non-GAAP Revenue (1) Revenue Forecast (2) (1) Source: April 28, 2010 8K. 2007 figures adjusted for full year impact of acquisitions. Please see reconciliation of GAAP to Non-GAAP revenue in the Appendix. (2) Source: May 28, 2010 Schedule 14A. (3) February results were preliminary at the time of signing of the definitive agreement. (4) Source: May 3, 2010 8K. Organic revenue declined over the past couple of years 2010 top-line rebound forecasted but had fallen short of expectations to date Primary digital growth product materially missed budget 2011 - 2014 forecast assumed accelerating top-line growth with little evidence or previous investment to support the revenue assumptions Declining Historical Performance with Turnaround Uncertainty ($ in millions) YTD Through Feb 2010 Results (3) Q1 2010 Actual Revenue Performance (4)

12 Non-GAAP Adjusted EBITDA missed budget YTD through February 2010 Profit improvements year over year driven by cost cutting, which is not sustainable longer term Absent this, profitability would have declined further Lack of recent profit transparency given the significant addbacks of expenses deemed one-time and non-recurring in nature Significant investments required to transform business with execution risk, and not part of forecast Profit Growth Sustainability Uncertain ($ in millions) (1) Non-GAAP Adjusted EBITDA does not add back recurring stock-based compensation expense. Please see reconciliation of GAAP to Non-GAAP EBITDA in the Appendix. (2) Source: May 28, 2010 Schedule 14A. (3) February results were preliminary at the time of signing of the definitive agreement. YTD Through Feb 2010 Results (3) Non-GAAP 2009 Adjusted EBITDA (1) Non-GAAP Adjusted EBITDA Forecast (2)

Source: Factset (1) Reflects the closing price on 10/30/09, which was the last closing price prior to press reports of sale process with third parties. 13 10/31/09: Omaha World Herald reports IUSA taking bids to sell the company; stock increased 17% from $6.56 to $7.65 Offer price represents a significant premium to closing prices during the past two years prior to the press reports of a sale process There is risk of a material decline in the Company's share price if the Merger does not close, particularly in light of the significant increase in the Company's share price that occurred subsequent to the press reports of a transaction process and discussions with potential acquirers CCMP Capital's Offer Represents a Significant Premium for Stockholders 11/10/09: Reports emerge that 10 parties are in the process, specifically naming D&B, Acxiom and Carlyle 2/26/10: Omaha World Herald reports IUSA is in final negotiations to be acquired by CCMP for $8.60 per share

One Year Two Years Source: FactSet Note: Based on closing share price. (1) Represents percentage of days between 3/5/09 through 10/31/09. (2) Represents percentage of days between 3/5/08 through 10/31/09. Excluding the period subsequent to the press reports of a sale process, infoGROUP's share price did not close above $8.00 on any trading days during the two year period leading up to the transaction announcement 14 A Significant Premium for Stockholders (cont'd)

Record date for stockholder vote May 27, 2010 Distribution of proxy materials May 28, 2010 Stockholder meeting June 29, 2010 Anticipated closing of transaction June 30, 2010 15 Roadmap to Completion

infoGROUP's M&A Committee is independent and focused on best interests of ALL stockholders Board has determined that $8.00 per share represents full, fair and immediate value M&A Committee conducted thorough sale and go-shop processes Process followed and was a result of a comprehensive review of strategic alternatives Risk of material decline in Company's share price if the Merger does not close 16 Board Has Unanimously Recommended Stockholders Vote FOR Proposed Transaction

APPENDI X

17 Reconciliation of GAAP to Non-GAAP Net Sales ($ in millions) Source: April 28, 2010 8K Note: Net Sales is equivalent to Revenue used elsewhere in this presentation. (1) Data Group for 2007 includes a full year of results for the following acquisitions: expresscopy.com, SECO Financial. (2) Services Group for 2007 includes a full year of results for the following acquisitions: Direct Media, Inc. (3) Research Group for 2007 includes a full year of results for the following acquisitions: NWC Research, Guideline, Inc., Northwest Research Group.

18 Reconciliation of 2009 GAAP to Non-GAAP EBITDA ($ in millions) Source: April 28, 2010 8K

19 Reconciliation of GAAP to Non-GAAP Net Debt (March 31, 2010) ($ in millions) Source: May 3, 2010 8K